UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2013

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement with Aspire Capital

On January 24, 2013, BG Medicine, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase, at our option, up to an aggregate of $12 million of shares of the Company’s common stock (the “Purchase Shares”) over the two-year term of the Purchase Agreement. As described in more detail below, generally under the Purchase Agreement the Company has two ways it can elect to sell shares of common stock to Aspire Capital on any business day the Company selects: (1) through a regular purchase of up to 100,000 shares at a known price based on the market price of our common stock prior to the time of each sale, and (2) through a volume weighted average price, or VWAP, purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lesser of the closing sale price or 95% of the VWAP for such purchase date.

Summary of Terms of Purchase Agreement with Aspire Capital

Under the Purchase Agreement, the Company initially will issue 132,743 shares of its common stock to Aspire Capital in consideration for entering into the Purchase Agreement (the “Commitment Shares”). Under the Purchase Agreement, after the SEC declares the initial registration statement effective, on any business day on which the closing sale price of the Company’s common stock equals or exceeds $1.00 per share, over the 24-month term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 100,000 Purchase Shares per business day; however, no sale pursuant to such Purchase Notice may exceed $500,000 per business day. Furthermore, in connection with the public offering the Company commenced on January 24, 2013, the Company has agreed that it will not sell Purchase Shares to Aspire Capital under the Purchase Agreement for a period of six months following the date of the Purchase Agreement. The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”) is the lower of (i) the lowest sale price for the Company’s common stock on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the Company’s common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. The applicable Purchase Price will be determined prior to delivery of any Purchase Notice.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in the amount of 100,000 Purchase Shares, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of the Company’s common stock equal to a percentage not to exceed 30% of the aggregate shares of common stock traded on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by the Company (the “VWAP Purchase Share Volume Maximum”). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be the lower of (i) the closing sale price on the date of sale and (ii) 95% of the volume weighted average price for the Company’s common stock traded on the NASDAQ Global Market on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceed the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum. Further, if the sale price of the Company’s common stock falls on the VWAP Purchase Date below the greater of (i) 90% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (ii) the price set by us in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the VWAP Purchase Price will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of the Company’s common stock fell below the VWAP Minimum Price Threshold and the volume weighted average price of the common stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of the common stock fell below the VWAP Minimum Price Threshold.

The number of Purchase Shares covered by, and the timing of, each Purchase Notice or VWAP Purchase Notice are determined by the Company, at its sole discretion. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. There are no trading volume requirements or restrictions under the Purchase Agreement. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases as directed in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost or penalty. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock. The Company did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction other than the Commitment Shares. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The Company’s net proceeds will depend on the Purchase Price, the VWAP Purchase Price and the frequency of the Company’s sales of Purchase Shares to Aspire Capital, which is at our discretion; provided, however, that the maximum aggregate proceeds from sales of Purchase Shares is $12 million under the terms of the Purchase Agreement. The Company’s delivery of Purchase Notices and VWAP Purchase Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the Purchase Agreement. Unless the Company’s average price per share of shares issued under the Purchase Agreement is equal to or greater than $2.30 per share, the number of shares which may be issued under the Purchase Agreement may not exceed an amount that would result in the Company breaching its obligations under the rules of the NASDAQ Global Market. In particular, the Company may not issue more than 4,106,071 shares, representing 19.99% of the total number of its outstanding shares on January 24, 2013, without obtaining stockholder approval. The Company expects to use proceeds from sales of Purchase Shares for general corporate purposes and working capital requirements.

Registration Rights Obligations to Aspire Capital

Concurrently with its entering into the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Aspire Capital, dated January 24, 2013. The Registration Rights Agreement provides, among other things, that the Company will file one or more registration statements, as necessary, to register under the Securities Act of 1933, as amended, the sale of the shares of common stock that have been and may be issued to Aspire Capital under the Purchase Agreement (collectively, the “Securities”). The Company agreed to file an initial registration statement registering the sale of the Securities by Aspire Capital with the Securities and Exchange Commission (the “SEC”) on or before April 29, 2013. The Company further agreed to keep the registration statement effective and to indemnify Aspire Capital for certain liabilities in connection with the sale of the Securities under the terms of the Registration Rights Agreement.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all of the terms of those agreements. For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

On January 24, 2013, the Company issued a press release announcing that it has entered into the Purchase Agreement and Registration Rights Agreement with Aspire Capital. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The issuance of the Commitment Shares and all other shares of common stock that may be issued from time to time to Aspire Capital under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 2.02	Results of Operations and Financial Condition.

In connection with the proposed public offering of the common stock of BG Medicine, Inc. (the “Company”, “we”, “our”) described in Item 8.01 of this Current Report on Form 8-K, we provided the following preliminary unaudited financial information in the preliminary prospectus supplement used in connection with the public offering.

Preliminary Unaudited Fourth Quarter Financial Information

Set forth below is selected preliminary unaudited consolidated financial information for the three months and the year ended December 31, 2012. We have not yet finalized this information or had it audited by our Independent Registered Public Accounting Firm, and in connection with the completion and audit of our consolidated financial statements for these periods, we may identify items that would require us to make adjustments, which may be material, to the preliminary unaudited operating results described below. We expect to complete our financial statements for the year ended December 31, 2012 in mid-March 2013, which will be after the completion of this offering.

We estimate that our product revenue for the three months ended December 31, 2012 will be approximately $1.0 million and will be approximately $2.6 million for the year ended December 31, 2012, compared to $0.3 million for the three months ended December 31, 2011 and $0.5 million for the year ended December 31, 2011. All product revenue consists of revenue recorded from sales of the manual version of the BGM Galectin-3 test. We estimate that our total revenue for the three months ended December 31, 2012 will be approximately $1.1 million and will be approximately $2.8 million for the year ended December 31, 2012, compared to $0.4 million for the three months ended December 31, 2011 and $1.6 million for the year ended December 31, 2011. Absent the potential reversal of certain estimated accruals described below, we estimate that our operating expenses for the three months ended December 31, 2012 will be approximately $6.3 million and will be approximately $28.2 million for the year ended December 31, 2012, compared to $5.1 million for the three months ended December 31, 2011 and $19.1 million for the year ended December 31, 2011.

As part of our internal control over financial reporting for 2012, we are also evaluating certain accruals relating to 2012 discretionary compensation and terminated biomarker discovery and analysis services agreements which in part relate to our change in commercial strategy which was announced in November 2012. We expect our analysis will result in reversals of these accruals in the three months ended December 31, 2012, because we do not plan to make any future payments against these accruals. We expect the reversals of these accruals to be as much as approximately $2.5 million in the aggregate, which would have the effect of reducing our operating expenses and our net loss by the aggregate amount of the reversals.

We estimate that our net loss for the three months ended December 31, 2012 will be approximately $5.5 million and will be approximately $26.4 million for the year ended December 31, 2012, compared to $4.7 million for the three months ended December 31, 2011 and $17.6 million for the year ended December 31, 2011.

We estimate that our net loss per share for the three months ended December 31, 2012 will be approximately $0.27 and will be approximately $1.31 for the year ended December 31, 2012, compared to $0.23 for the three months ended December 31, 2011 and $1.00 for the year ended December 31, 2011.

We estimate that our combined cash and equivalents at December 31, 2012 was $13.2 million.

Subsequent to the issuance of the December 31, 2011 consolidated financial statements and as disclosed in the Company’s interim condensed consolidated financial statements for the quarter ended September 30, 2012, circumstances arose that raised substantial doubt about the Company’s ability to continue as a going concern. The December 31, 2011 consolidated financial statements and our independent registered public accounting firm’s report thereon have not been updated to disclose this subsequent event. Based on our current operating plans, the estimated net proceeds from this offering, together with existing cash, cash equivalents and marketable securities and the availability of up to $12 million under our common stock purchase agreement with Aspire Capital Fund, LLC, are expected to be sufficient to fund our operations through 2015.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 8.01.	Other Events.

Also on January 24, 2013, the Company issued a press release announcing the commencement of a proposed public offering of its common stock. A copy of the press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The Company provided an updated overview of its business in the preliminary prospectus supplement used in connection with the public offering. The updated business overview is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

The Company also provided updated risk factors in the preliminary prospectus supplement used in connection with the public offering. The updated risk factors supersede in their entirety the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company’s subsequent Quarterly Reports on Form 10-Q. The updated risk factors are filed as Exhibit 99.4 to this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

4.1	Registration Rights Agreement, dated as of January 24, 2013, by and between the Company and Aspire Capital Fund, LLC.

10.1	Common Stock Purchase Agreement, dated as of January 24, 2013, by and between the Company and Aspire Capital Fund, LLC.

99.1	Press release dated January 24, 2013, announcing the Company’s entry into the Common Stock Purchase Agreement with Aspire Capital Fund, LLC.

99.2	Press release dated January 24, 2013, announcing the Company’s commencement of a proposed public offering of its common stock.

99.3	Business Overview.

99.4	Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: January 24, 2013	/s/ Charles H. Abdalian, Jr.
Charles H. Abdalian, Jr. Executive Vice President & Chief Financial Officer